Exhibit L

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of March 12, 2007, by and between BioDelivery Sciences International, Inc., a Delaware corporation (the “Company”), and CDC IV, LLC (“CDC”).

This Agreement is made in connection with the issuance by the Company to CDC, as of the date hereof, of: (i) an unsecured promissory note in the amount of $1.9 million; and (ii) a warrant (the “Warrant”) to purchase 1,000,000 shares of Company’s Common Stock.  The Company and CDC hereby agree to the following registration rights relating to the shares of Common Stock underlying the Warrant as follows:

1.             Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Commission” means the Securities and Exchange Commission.

“Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

“Effectiveness Period” means the period beginning on the date of effectiveness of the Registration Statement and ending the date which is the earlier date of when: (i) all Registrable Securities have been sold (other than in a private transaction permitted by Paragraph 6(g) below) or (ii) all Registrable Securities covered by such Registration Statement may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(k), as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent and the affected Holders.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

“Holder” or “Holders” means CDC or any of its affiliates or transferees to the extent any of them hold Registrable Securities, other than those purchasing Registrable Securities in a market transaction.

“Indemnified Party” has the meaning set forth in Section 5(c).

“Indemnifying Party” has the meaning set forth in Section 5(c).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means only the shares of Common Stock issuable upon exercise of the Warrant.

“Registration Statement” means each registration statement required to be filed hereunder, including the Prospectus therein, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute.

“Trading Market” means any of the NASD OTC Bulletin Board, NASDAQ Capital Market, the NASDAQ Global Market, the American Stock Exchange or the New York Stock Exchange.

2.             Registration Rights.

A.            Piggy-Back Registration Rights.  If, at any time following the Registration Date (as defined below), the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), then the Company shall send to each Holder written notice of such determination and, if within fifteen (15) days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered to the extent the Company may do so without violating registration rights of others which exist as of the date of this Agreement, subject to customary pro rata underwriter cutbacks applicable to all holders of registration rights.

B.            Automatic Registration Rights.  In the event the Company does not prepare and file with the Commission a registration statement as set forth in Section “2(A)” above on or before March 12, 2008 (the “Registration Date”), the Company shall file a registration statement with the Commission which shall include the Registrable Securities on the Registration Date.

3.             Registration Procedures.  If and whenever the Company is required by the provisions hereof to effect the registration of any Registrable Securities under the Securities Act, the Company shall:

(a)           (i) prepare and file with the Commission a Registration Statement covering the resale of the Registrable Securities; (ii) prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the Registrable Securities for the Effectiveness Period; (iii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be properly filed; (iv) respond as promptly as reasonably possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto; and (v) provide CDC, as promptly as reasonably possible, true and complete copies of all correspondence and filings from and to the Commission relating to the Registration Statement;

(b)           furnish to CDC, without charge, such number of copies of the Registration Statement and the Prospectus included therein (including each preliminary Prospectus) as CDC reasonably may request to facilitate the public sale or disposition of the Registrable Securities covered by the Registration Statement;

(c)           use commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(d)           use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or “blue sky” laws of such jurisdictions within the United States as CDC may request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e)           (i) in the time and manner required by NASDAQ Stock Market LLC (“NASDAQ”), prepare and file with NASDAQ, or such other Trading Market on which the Company is currently listed, an additional shares listing application covering all of the Registrable Securities; (ii) use commercially reasonable efforts, regardless of listing or similar costs, to take all steps necessary to cause such Registrable Securities to be approved for listing on NASDAQ, or such other Trading Market on which the Company is currently listed, as soon as possible thereafter; and (iii) use commercially reasonable efforts, regardless of listing or similar costs, to maintain the listing of such Registrable Securities on NASDAQ, or such other Trading Market on which the Company is currently listed.

(f)            immediately notify CDC at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the Prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(g)           make available for inspection by CDC and any attorney, accountant or other agent retained by CDC, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the attorney, accountant or agent of CDC.

4.             Registration Expenses.  All expenses relating to the Company’s compliance with Sections 2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the NASD, transfer taxes, fees of transfer agents and registrars, and reasonable fees of, and disbursements incurred by, one counsel for the Holders approved in advance by the Company, are called “Registration Expenses.”  All selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any special counsel to the Holders beyond those included in Registration Expenses, are called “Selling Expenses.”  The Company shall only be responsible for all Registration Expenses.

(5)           Indemnification.

(a)           In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless CDC, and its officers, directors and each other person, if any, who controls CDC within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which CDC, or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission of CDC to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse CDC, and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of CDC or any such person in writing specifically for use in any such document, or the failure of CDC to deliver a Prospectus, to the extent that CDC was required to do so under applicable securities laws.

(b)           In the event of a registration of the Registrable Securities under the Securities Act pursuant to this Agreement, CDC will indemnify and hold harmless the Company, and its officers, directors and each other person, if any, who controls the Company within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact which was furnished in writing by CDC to the Company expressly for use in (and such information is contained in) the Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that CDC will be liable in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing to the Company by or on behalf of CDC specifically for use in any such document.  Notwithstanding the provisions of this paragraph, CDC shall not be required to indemnify any person or entity in excess of the amount of the aggregate net proceeds received by CDC in respect of Registrable Securities in connection with any such registration under the Securities Act.

(c)           Promptly after receipt by a party entitled to claim indemnification hereunder (an “Indemnified Party”) of notice of the commencement of any action, such Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against a party hereto obligated to indemnify such Indemnified Party (an “Indemnifying Party”), notify the Indemnifying Party in writing thereof, but the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to such Indemnified Party other than under this Paragraph  5 and shall only relieve it from any liability which it may have to such Indemnified Party under this Paragraph 5 if and to the extent the Indemnifying Party is prejudiced by such omission. In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such Indemnified Party, and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume and undertake the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under this Paragraph 5 for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; if the Indemnified Party retains its own counsel, then the Indemnified Party shall pay all fees, costs and expenses of such counsel, provided, however, that, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, the Indemnified Party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.

(d)           In order to provide for just and equitable contribution in the event of joint liability under the Securities Act in any case in which either: (i) CDC, or any officer, director or controlling person of CDC, makes a claim for indemnification pursuant to this Paragraph 5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Paragraph 5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of CDC or such officer, director or controlling person of CDC in circumstances for which indemnification is provided under this Paragraph 5; then, and in each such case, the Company and CDC will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that CDC is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement; provided, however, that, in any such case, (A) CDC will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

6.             Miscellaneous.

(a)           Remedies.  In the event of a breach by the Company or by a Holder, of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

(b)           Compliance.  Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(c)           Discontinued Disposition.  Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of a Discontinuation Event (as defined below) such Holder will forthwith discontinue disposition of such Registrable Securities under the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.  For purposes of this Agreement, a “Discontinuation Event” shall mean (i) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders); (ii) any request by the Commission or any other Federal or state governmental authority for amendments or supplements to such

Registration Statement or Prospectus or for additional information; (iii) the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and/or (v) the occurrence of any event or passage of time that makes the financial statements included in such Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)           Piggy-Back Registrations.  If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within fifteen (15) days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered to the extent the Company may do so without violating registration rights of others which exist as of the date of this Agreement, subject to customary pro rata underwriter cutbacks applicable to all holders of registration rights.

(e)           Rule 144.  For as long as CDC owns Registrable Securities, but only until such Registrable Securities may be sold under Rule 144(k), the Company agrees to:

(1)           use its commercially reasonable efforts to comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about the Company;

(2)           use its commercially reasonable to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements); and

(3)           furnish to CDC upon request (i) a written statement by the Company as to its compliance with the requirements of said Rule 144(c) and the reporting requirements of the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

(e)           Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of the then outstanding Registrable Securities.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

(f)            Notices.  Any notice or request hereunder may be given to the Company or CDC at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this Paragraph 7(f).  Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, hand delivery, overnight mail, Federal Express or other national overnight next day carrier (collectively, “Courier”) or facsimile transmission (with printed confirmation of receipt).  Notices and requests shall be, in the case of those by hand delivery, deemed to have been given when delivered to any party to whom it is addressed, in the case of those by mail or overnight mail, deemed to have been given three (3) business days after the date when deposited in the mail or with the overnight mail carrier, in the case of a Courier, the next business day following timely delivery of the package with the Courier, and, in the case of a facsimile transmission, when confirmed.  The address for such notices and communications shall be as follows:

If to the Company:

BioDelivery Sciences International, Inc.

2501 Aerial Center Parkway, Suite 205

Morrisville, North Carolina 27560

Attention:             Mark Sirgo

Facsimile:             (919) 653-5161

with a copy to:

Ellenoff Grossman & Schole LLP

370 Lexington Ave.

New York, New York 10017

Attention:              Barry I. Grossman

Facsimile:              (212) 370-7889

If to CDC:                                                                                                                                                                                         To the address set forth under CDC’s name on the signature pages hereto.

If to any other Person who is

than CDC:                                                                                                                                                                                                                                     To the address of such Holder as it appears in the stock transfer books of the Company or such other address as may be designated in writing hereafter in accordance with this Paragraph 7(f) by such Person.

(g)           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder.  The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder.  Each Holder may assign their respective rights hereunder in the manner and to the persons and entities as permitted under the Note, Warrant and the Securities Purchase Agreement with the prior written consent of the Company, which consent shall not be unreasonably withheld.

(h)           Execution and Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same agreement.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(i)            Governing Law, Jurisdiction and Waiver of Jury Trial.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and performed in such State, without regard to principles of conflicts of law (other than the principles set forth in Section 5-1401 of the General Obligations Law of the State of New York).  The Company hereby consents and agrees that the state or federal courts located in the County of New York, State of New York shall have exclusive jurisdiction to hear and determine any Proceeding between the Company, on the one hand, and CDC, on the other hand, pertaining to this Agreement or to any matter arising out of or related to this Agreement.  The Company and CDC expressly submit and consent in advance to such jurisdiction in any Proceeding commenced in any such court, and the Company and CDC hereby waive any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens.  The parties hereto desire that their disputes be resolved by a judge applying such applicable laws.  Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all rights to trial by jury in any Proceeding brought to resolve any dispute, whether arising in contract, tort, or otherwise between CDC and/or the Company arising out of, connected with, related or incidental to the relationship established between then in connection with this Agreement.  If either party hereto shall commence a Proceeding to enforce any provisions of this Agreement, the Securities Purchase Agreement or any Related Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(j)            Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(k)           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l)            Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

BIODELIVERY SCIENCES		CDC IV, LLC
INTERNATIONAL, INC.

By:	/s/ Mark A. Sirgo	By:	/s/ David R. Ramsay
Name: Mark A. Sirgo		Name: David R. Ramsay
Title: President and CEO		Title: Authorized Signature

Address for Notices:

47 Hulfish Street, Suite 310
Princeton, NJ 08542
Facsimile: 609-683-5787